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                                                                 Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Lincoln Benefit Life Company on Form S-1 of our report dated March 20, 1998 on the consolidated financial statements of Lincoln Benefit Life Company and subsidiary, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Lincoln, Nebraska
July 17, 1998

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                                                                 Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lincoln Benefit Life Company on Form S-1 of our report dated March 20, 1998 on the financial statements of Lincoln Benefit Life Variable Annuity Account, appearing in the Statement of Additional Information.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Lincoln, Nebraska
July 17, 1998